The Board of Directors
Foothills Resources, Inc.

Ladies and Gentlemen:

Please be advised that I hereby resign as an officer and director of Foothills Resources, Inc., effective as of the date written below.

Please be further advised that my resignation does not arise from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Very truly yours,

J. Earl Terris

Date: 04/17/06